PLEDGE AGREEMENT


PLEDGE AGREEMENT ("Pledge Agreement") dated as of September __, 2001, is made by Tag-It de Mexico, S.A. de C.V. ("Mexico") and Tag-It Pacific, Inc. ("Pacific") (Mexico and Pacific are collectively referred to as "Pledgor"), in favor of Hilos Timon, S.A. de C.V. ("Timon"), herein represented by Mr. David Williamson, and Coats American, Inc. ("Coats"), herein represented by Ms. Donna Armstrong, (Timon and Coats are collectively referred to as "Secured Party").


                                    RECITALS


     A. Coats and Pacific are parties to a Supply Agreement dated as of September _____, 2001 (the "Supply Agreement"), pursuant to which Pacific and its affiliates (including Mexico) are to purchase thread products from Coats and its affiliates (including Timon). A copy of the Supply Agreement is attached hereto as Annex I.

     B. The Pledgor is willing to execute this Pledge Agreement, to secure its obligations under the Supply Agreement.

                                    AGREEMENT


NOW, THEREFORE, in consideration of the foregoing Pledgor hereby represents, warrants, covenants and agrees as follows:

SECTION 1.     DEFINITIONS.

The following terms not otherwise defined in the Preamble or Recitals of this Pledge Agreement shall have the following meanings:

        "Pledged Collateral" shall have the meaning set forth in SECTION 2 , below.

        "Secured Obligations" shall mean (i) the obligations to be performed by the Pledgor under this Pledge Agreement, and (ii) the prompt payment to Secured Party for amounts owed for the purchase of the Inventory, when due in accordance with Section 7 of the Supply Agreement (including any applicable cure periods specified in Section 16(b) of the Supply Agreement) (and interest due thereon).

        "Inventory" The term "Inventory" means all goods, merchandise or other personal property of any description hereafter purchased or otherwise acquired by Pledgor from Secured Party, and situated in Mexico.


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SECTION 2.     PLEDGE.

As security for the full, prompt and complete performance when due of the Secured Obligations, Pledgor hereby pledges to Secured Party, a security interest in the Inventory (The Inventory is hereinafter referred to as the "Pledged Collateral").

SECTION 3.     DURATION.

This Pledge Agreement shall become effective as of the date hereof and shall continue in full force and effect, as long as there is any Secured Obligation outstanding.

SECTION 4.     MISCELLANEOUS.

        4.1 ENTIRE AGREEMENT. This Pledge Agreement, together with the Supply Agreement, constitutes and contains the entire agreement of the parties and supersedes any and all prior and contemporaneous agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.

        4.2 NO WAIVER; AMENDMENTS. No failure on the part of Secured Party to exercise, no delay in exercising and no course of dealing with respect to, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. This Pledge Agreement may not be amended or modified except by written agreement between Pledgor and Secured Party, and no consent or waiver hereunder shall be valid unless in writing and signed by the Parties.

        4.3 NOTICES. The parties agree that any notice they must deliver hereunder must be sent in writing, through certified mail receipt acknowledgment requested, or by courier service or fax, but in the latter case always with receipt acknowledgment of the party being notified. For the purposes of this Pledge Agreement, the parties designate as their addresses the following:

Pledgor:

Tag-It de Mexico, S.A. de C.V.
c/o Tag-It Pacific, Inc.
21900 Burbank Blvd.
Woodland Hills, CA  91367
Attn:  Ronda Sallmen and Colin Dyne
Fax:  818-444-4106


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Secured Party:

Hilos Timon, S.A. de C.V.
Calz. Mexico Xochimilco No. 4985
Col. Arenal Tepepan
Delegacion Tlalpan
14610-Mexico, D.F.
Attn:  David Williamson
Fax:  52-5447-0748
and

Coats American, Inc.
Two LakePointe Place
4135 South Stream Blvd.
Charlotte, NC  28217
Attention: Donna Armstrong
Fax:  (704) 329-5970

with a copy to:

Moore & Van Allen, PLLC
100 North Tryon Street, Suite 4700
Charlotte, NC  28202-4003
Attention:  A. Mark Adcock
Fax:  (704) 331-1159

        4.4 GOVERNING LAW AND JURISDICTION. This Pledge Agreement and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of Mexico.

        4.5 JURISDICTION. With regard to this Pledge Agreement, the parties hereby expressly submit, at the election of the plaintiff, to the jurisdiction of the courts of (i) Mexico City, Federal District, the place where the Pledgor has its domicile, or (ii) to the jurisdiction of the courts of North Carolina or any other court which would otherwise have jurisdiction with respect to such party.

        4.6 RECORDATION. Both parties agree to record this agreement (such recordation to be undertaken by Timon or its agents) in the Section of Commerce of the Public Registry Bureau in Mexico, D.F., pursuant to article 2859 of the Civil Code of the Federal District, authorizing Messrs. Rafael Arozarena Correa, Carlos Serna Rodriguez, Roberto Cuetara Canale and Mariana Gomez Luna to carry out such Registry.


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        IN WITNESS WHEREOF, Pledgor has caused this Pledge Agreement to be duly executed as of the date first written above

             PLEDGOR:                                TIMON:

TAG-IT DE MEXICO, S.A. de C.V.              HILOS TIMON, S.A. de C.V.

By:  /S/ COLIN DYNE *                       By:  /S/ DAVID J. WILLIAMSON *
    -----------------------------               ------------------------------
Printed Name: COLIN DYNE                    Printed Name: DAVID J. WILLIAMSON
             --------------------                         --------------------
Title:  CEO                                 Title:    FINANCE DIRECTOR
      ---------------------------                  ---------------------------

              Witness                                   Witness

---------------------------------           ----------------------------------
Printed Name:                               Printed Name:
             --------------------                        ---------------------


TAG-IT PACIFIC, INC.                        COATS AMERICAN, INC.

By:  /S/ COLIN DYNE *                       By:  /S/ DONNA ARMSTRONG  *
    -----------------------------               ------------------------------
Printed Name: COLIN DYNE                    Printed Name:  DONNA ARMSTRONG
             --------------------                         --------------------
Title:  CEO                                 Title:   VP
      ---------------------------                  ---------------------------

              Witness                                   Witness

---------------------------------           ----------------------------------
Printed Name:                               Printed Name:
             --------------------                        ---------------------


*Executed Spanish language version of agreement.


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                                     ANNEX I

                          Copy of the Supply Agreement